Exhibit 99.1

BEACON ANNOUNCES CLOSING OF $600 MILLION SENIOR SECURED NOTES OFFERING AND COMPLETES REPURCHASE OF SERIES A PREFERRED STOCK

HERNDON, Va.— (BUSINESS WIRE)—July 31, 2023—Beacon Roofing Supply, Inc. (Nasdaq: BECN) (“Beacon,” the “Company”, “we,” “us” or “our”) announced today that it has closed its previously announced private offering (the “Offering”) of $600 million aggregate principal amount of its 6.500% senior secured notes due 2030 (the “Notes”). The Notes are fully and unconditionally guaranteed by the Company’s subsidiary, Beacon Sales Acquisition, Inc.

Immediately following the completion of the Offering on July 31, 2023, Beacon used the net proceeds from the Offering together with cash on hand and available borrowings under its senior secured asset-based revolving (ABL) credit facility, to (i) consummate the previously announced repurchase of all 400,000 outstanding shares of Series A Cumulative Convertible Participating Preferred Stock (the “Series A Preferred Stock”) held by an entity affiliated with the Clayton Dubilier & Rice, LLC (“CD&R”) investment firm for an aggregate cash amount of $805,433,333.33 and (ii) pay all related transaction fees and expenses.

The repurchase of the Series A Preferred Stock is expected to provide substantial benefits to Beacon and its common stockholders, including:

•	reducing diluted share count on an as converted basis by 9.69 million shares;

•	providing immediate accretion to earnings per share;

•	eliminating preferred dividends of $24.0 million per year; and

•	simplifying Beacon’s capital structure.

As previously announced, Nathan Sleeper, CD&R’s CEO and one of its representatives on the Company’s board of directors, has resigned from the Company’s board following the closing of the repurchase, while Philip Knisely, an Operating Partner of CD&R, has stepped down as the Company’s non-executive board chair, but will continue to serve on the Company’s board. The board has elected Stuart Randle, the Company’s lead independent director, to succeed Mr. Knisely as the Company’s non-executive board chair, effective as of August 1, 2023.

The Notes and the related guarantee were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S under the Securities Act. The issuance and sale of the Notes and related guarantee were not, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction.

Forward-Looking Statements

This release contains information about management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the U.S. Securities and Exchange Commission. The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of building products, including roofing materials and complementary products, such as siding and waterproofing. Beacon operates over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of nearly 100,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT®, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN.

INVESTOR CONTACT	MEDIA CONTACT
Binit Sanghvi VP, Capital Markets and Treasurer Binit.Sanghvi@becn.com 972-369-8005	Jennifer Lewis VP, Communications and Corporate Social Responsibility Jennifer.Lewis@becn.com 571-752-1048